MTM Technologies, Inc.
614 Corporate Way
Valley Cottage, New York 10989

August 30, 2004

Pequot Private Equity Fund III, L.P.
Pequot Offshore Private Equity Partners III, L.P.
c/o Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, Connecticut 06880

Re:	Registration of Series A Preferred Stock

Dear Sirs and Madams:

Reference is made to (a) that certain Registration Rights Agreement, dated as of May 21, 2004 (the “Registration Rights Agreement”), among MTM Technologies, Inc. (“MTM”), Steven Rothman (“Rothman”), Howard Pavony (“Pavony”), Pequot Private Equity Fund III, L.P. (the “Pequot Fund”) and Pequot Offshore Private Equity Partners III, L.P. (“Pequot Partners”), pursuant to which, among other matters, MTM has granted to Rothman, Pavony, the Pequot Fund and Pequot Partners certain registration rights with respect to shares of the common stock, par value $.001 per share (the “Common Stock”), of MTM owned by Rothman and Pavony as of the date of the Registration Rights Agreement and the shares of Common Stock issuable (i) upon conversion of Series A Convertible Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”), of MTM and (ii) upon exercise of warrants, which Series A Preferred Stock and warrants the Pequot Fund and Pequot Partners have acquired and/or have the right to acquire pursuant to the terms of that certain Purchase Agreement, dated January 29, 2004 (the “Purchase Agreement”), among MTM, the Pequot Fund and Pequot Partners, (b) the Registration Statement on Form S-3 of MTM, filed with the United States Securities and Exchange Commission (the “SEC”) on July 21, 2004 (File Number 333-117549) (the “Registration Statement”), and (c) the letter addressed to Francis J. Alfano, Chief Executive Officer of MTM, from the SEC, dated August 20, 2004, with respect to the SEC’s review of the Registration Statement.

This letter agreement will serve as confirmation and memorialization of the agreement among the Pequot Fund, Pequot Partners and MTM, that:

(a)

Subject to the provisions of paragraph (b) below, the Pequot Fund and Pequot Partners agree to waive their respective registration rights granted under the Registration Rights Agreement with respect to the inclusion in the Registration Statement of the (i) shares (the “Series A-2 Conversion Shares”) of Common Stock issuable upon conversion of the Series A-2 Convertible Preferred Stock, par

MTM Technologies, Inc.
Pequot Private Equity Fund III, L.P.
Pequot Offshore Private Equity Partners III, L.P.
August 30, 2004
Page - 2 -

value $.001 per share (the “Series A-2 Preferred Stock”), of MTM that the Pequot Fund and Pequot Partners have a right to acquire under the Purchase Agreement, (ii) shares (the “Series A-3 Conversion Shares”) of Common Stock issuable upon conversion of the Series A-3 Convertible Preferred Stock, par value $.001 per share (the “Series A-3 Preferred Stock”), of MTM that the Pequot Fund and Pequot Partners have a right to acquire under the Purchase Agreement, (iii) shares (the “Series A-2 Warrant Shares”) of Common Stock issuable upon exercise of the warrants (the “Series A-2 Warrants”) that the Pequot Fund and Pequot Partners shall receive in connection with their acquisition of the Series A-2 Preferred Stock and (iv) shares (the “Series A-3 Warrant Shares”) of Common Stock issuable upon exercise of the warrants (the “Series A-3 Preferred Stock”) that the Pequot Fund and Pequot Partners shall receive in connection with their acquisition of the Series A-3 Preferred Stock;

(b)

MTM shall (i) as soon as possible following, but in no event later than 60 days following, the issuance of any Series A-2 Preferred Stock and Series A-2 Warrants, prepare and file with the SEC an appropriate registration statement (or file a post-effective amendment to the Registration Statement) registering for resale in a public offering the Series A-2 Conversion Shares issuable upon conversion of such Series A-2 Preferred Stock and Series A-2 Warrant Shares issuable upon exercise of such Series A-2 Warrants, (ii) as soon as possible following, but in no event later than 60 days following, the issuance of any Series A-3 Preferred Stock and Series A-3 Warrants, prepare and file with the SEC an appropriate registration statement (or file a post-effective amendment to the Registration Statement) registering for resale in a public offering the Series A-3 Conversion Shares issuable upon conversion of such Series A-3 Preferred Stock and Series A-3 Warrant Shares issuable upon exercise of such Series A-3 Warrants and (iii) use its reasonable best efforts to cause such registration statement(s) (or post-effective amendment(s) to the Registration Statement) to be declared effective by the SEC within 150 days following the issuance of such Series A-2 Preferred Stock and Series A-2 Warrants or Series A-3 Preferred Stock and Series A-3 Warrants, as the case may be.

Except as provided in this letter agreement, the terms and conditions of the Registration Rights Agreement shall remain in full force and effect, and also be applicable to the registration obligations set forth in paragraph (b) above.

If the foregoing accurately reflects the agreement among the Pequot Fund, Pequot Partners and MTM with respect to the foregoing matters, please acknowledge such by executing

MTM Technologies, Inc.
Pequot Private Equity Fund III, L.P.
Pequot Offshore Private Equity Partners III, L.P.
August 30, 2004
Page - 3 -

the duplicate copy of this letter in the place indicated below and returning the executed agreement to the undersigned.

Very truly yours, MTM Technologies, Inc.
By:	/s/ Francis J. Alfano

Francis J. Alfano Chief Executive Officer

READ, UNDERSTOOD,
ACKNOWLEDGED AND AGREED TO:

Pequot Private Equity Fund III, L.P. By: Pequot Capital Management, Inc., its Investment Manager
By:	/s/ Aryeh Davis

Aryeh Davis, General Counsel

Pequot Offshore Private Equity Partners III, L.P. By: Pequot Capital Management, Inc., its Investment Manager
By:	/s/ Aryeh Davis

Aryeh Davis, General Counsel